UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2017

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

430 Park Ave.

Suite 702

New York, New York 10022

(Address of principal executive offices)

(800) 755-5815

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2017, RenovaCare, Inc. (the “Company”) entered into subscription agreements with investors for the purchase and sale of an aggregate of 460,250 units of the Company’s equity securities (the “Units”) at a price of $2.44 per Unit for total gross proceeds of $1,123,010 (the “Offering”). Each Unit consists of one (1) share of common stock and one Series D Stock Purchase Warrant (the “Series D Warrants”) allowing the holder to purchase one (1) share of the Company’s common stock at a price of $2.68 per share for a period of five years; the Series G Warrants contain a provision allowing the holder to exercise the Series G Warrant on a cashless basis as further set forth therein. The proceeds from the Offering will be used for general corporate purposes, including the continued research and development of the Company’s SkinGunTM and CellMistTM technologies and for working capital. Details of the sales of the Units are provided in Item 3.02 of this Current Report on Form 8-K and incorporated herein by reference. The closing of the transactions contemplated by the subscription agreement occurred on July 21, 2017.

The form of the Series G Warrants issued as part of the Offering is attached hereto to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference. The form of subscription agreement entered into between the Company and the investors under the Offering is attached hereto to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 19, 2017, the Company entered into subscription agreements with investors for the purchase and sale of an aggregate of 460,250 Units. The Units were offered in reliance on the exemptions from the registration requirements afforded by, but not limited to, the provisions of Regulation S as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D of the Securities Act. The closing of the transactions contemplated by the subscription agreement occurred on July 21, 2017.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are being filed with this Report on Form 8-K.

In reviewing the agreements included as exhibits to this Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Report;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

4.1	Form of Series G Stock Purchase Warrant

10.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 21, 2017.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer

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